3.6


                         FIRST AMENDMENT TO AMENDED AND
                     RESTATED GUARANTY AND PLEDGE AGREEMENT

                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT (this "Parent Guaranty Amendment"), dated as of February 16, 1995, is made by ERLY INDUSTRIES INC., a California corporation ("Guarantor"), in favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, successor in interest to Internationale Nederlanden Bank N.V., New York Branch (formerly known as NMB Postbank Groep nv, New York Branch (formerly known as Nederlandsche Middenstandsbank nv, New York Branch)) ("Lender").

                                    RECITALS

         A. Guarantor and Lender entered into that certain Amended and Restated Guaranty and Pledge Agreement (the "Parent Guaranty"), dated as of November 18, 1994. Capitalized terms used but not defined herein are used as defined in the Parent Guaranty.

         B. Pursuant to the Parent Guaranty, among other things, Guarantor (i) guarantied the payment and performance of the ERLY Juice Obligations, with full recourse against Guarantor on and after December 21, 1994, (ii) guarantied the payment and performance of the Chemonics Obligations, and (iii) pledged its Stock of Chemonics to secure such guaranties.

         C. On December 21, 1994, the ERLY Juice Obligations became due and payable and the recourse obligations of Guarantor pursuant to the Parent Guaranty became effective. The ERLY Juice Obligations remain due and payable.

         D. Guarantor has requested that Lender, among other things, agree to extend the due date of the ERLY Juice Obligations and modify certain provisions regarding applicable interest obligations with respect thereto, and in connection therewith Lender, Guarantor, and ERLY Juice, among others, are entering into that certain Loan Extension Agreement of even date herewith (the "Loan Extension Agreement"), and Lender and ERLY Juice are entering into that certain Amended and Restated Loan Agreement of even date herewith (the "Amended Loan Agreement"), which amends and restates the ERLY Juice Loan Agreement (as defined in the Parent Guaranty). Lender's agreement to enter into such agreements and the other Related Documents (as defined in the Loan Extension Agreement) is subject to, among other things, Guarantor's execution and delivery of this Parent Guaranty Amendment.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the receipt and adequacy of which are hereby acknowledged, and to induce Lender to enter into the Loan Extension Agreement, the Amended Loan Agreement, and the other Related Documents, it is agreed as follows:

         1. ACKNOWLEDGEMENT. Guarantor hereby acknowledges, confirms, and ratifies its obligations under the Parent Guaranty, as amended hereunder.

         2.       AMENDMENT TO THE PARENT GUARANTY.

                  (a) The definition of "ERLY Juice Loan Agreement" in Section 1 of the Parent Guaranty is deleted in its entirety and the following is substituted in its place:

         "ERLY Juice Loan Agreement" means the Amended and Restated Loan Agreement between ERLY Juice and Lender dated as of February 16, 1995, as the same may be subsequently amended.

                  (b) Section 6.2 of the Parent Guaranty is hereby amended by inserting the following at the end thereof:

         In addition, Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of CCP Section 580d or otherwise.

         3.       PRIORITY OF GUARANTIES

                  Guarantor hereby represents, warrants, covenants and agrees that its obligations to Lender under the Parent Guaranty (as amended hereby) (i) are "Senior Indebtedness," as such term is defined in that certain Indenture dated as of December 1, 1978 by and between Guarantor's predecessor in interest ERLY California Industries Inc. and J. Henry Schroder Bank & Trust Company as Trustee, having priority in right of payment to the Debentures (as defined in such Indenture), (ii) are "Senior Indebtedness," as such term is defined in that certain Indenture dated as of December 1, 1993 by and between Guarantor and Trust Company of Texas as Trustee, having priority in right of payment to the Debentures (as defined in such Indenture), and (iii) are and will have priority in right of payment to any other now existing or hereafter incurred subordinated obligations of the Guarantor to any other Person.

         4. AFFIRMATION OF PARENT PLEDGE. Parent and Lender entered into that certain ERLY Pledge Agreement dated as of September 26, 1988 (the "ERLY Pledge Agreement"), pursuant to which Parent, the sole stockholder of ERLY Juice, pledged its stock of ERLY Juice to secure the Secured Obligations (as defined therein). Parent hereby (i) reaffirms the terms of the ERLY Pledge Agreement,
(ii) acknowledges that all references in the ERLY Pledge Agreement to the "Loan Agreement" shall mean the Amended Loan Agreement, as the same may be amended, modified, or supplemented, and (iii) acknowledges that the Secured Obligations, as defined in the ERLY Pledge Agreement, include (a) all obligations of ERLY Juice under the Amended Loan Agreement, as the same may be amended, modified, or supplemented, and (b) all other obligations of Parent under the ERLY Pledge Agreement.

         5. ENTIRE AGREEMENT. This Parent Guaranty Amendment, together with the Loan Extension Agreement and the Related Documents (as defined therein), is the entire agreement between the parties hereto with respect to the subject matter hereof. This Parent Guaranty Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Parent Guaranty shall remain in full force and effect.

         6.       MISCELLANEOUS.

                  (a) Counterparts. This Parent Guaranty Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement.

                  (b) Headings. Section headings used herein are for convenience of reference only, are not part of this Parent Guaranty Amendment, and are not to be taken into consideration in interpreting this Parent Guaranty Amendment.

                  (c) Recitals. The recitals set forth at the beginning of this Parent Guaranty Amendment are true and correct, and such recitals are incorporated into and are a part of this Parent Guaranty Amendment.

                  (d) Governing Law. This Parent Guaranty Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

                  (e) Effect. Upon the effectiveness of this Parent Guaranty Amendment, on and after the date hereof, each reference in the Parent Guaranty to "this Agreement," "hereunder," "hereof" or words of like import shall mean and be a reference to the Parent Guaranty as amended hereby and each reference in the other

Loan Documents to the Parent Guaranty, "thereunder," "thereof," or words of like import shall mean and be a reference to the Parent Guaranty as amended hereby.

                  (f) Conflict of Terms. In the event of any inconsistency between the provisions of this Parent Guaranty Amendment and any provision of the Parent Guaranty, the terms and provisions of this Parent Guaranty Amendment shall govern and control.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Guaranty and Pledge Agreement to be duly executed as of the date first written above.

                                                           ERLY INDUSTRIES, INC.


                                                       By:         /s/ KURT GREY
                                                            Name:      Kurt Grey
                                                       Title:     Vice President


ACCEPTED AS OF FEBRUARY 16, 1995:

INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION


By:          /s/ MICHAEL W. ADLER
Name:       Michael W. Adler
Title:      Vice President

[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]

                          ACKNOWLEDGMENT BY ERLY JUICE


                  ERLY Juice Inc. acknowledges and agrees to be bound by the terms of the Amended and Restated Guaranty and Pledge Agreement, as amended by the First Amendment to Amended and Restated Guaranty and Pledge Agreement.

                                                      ERLY JUICE INC.


                                                      By: /s/ KURT GREY
                                                      Name: Kurt Grey
                                                      Title: Vice President

                  ACKNOWLEDGMENT BY CHEMONICS INDUSTRIES, INC.

                  Chemonics Industries, Inc. ("Chemonics") acknowledges and agrees to be bound by the terms of the Amended and Restated Guaranty and Pledge Agreement, as amended by the First Amendment to Amended and Restated Guaranty and Pledge Agreement (the "Agreement"). Without limiting the generality of the foregoing, Chemonics reaffirms its agreement to cancel and retire any and all Pledged Shares which are repurchased or otherwise received from Guarantor, and agrees that any issuance of new shares after the date of the Agreement shall be subject to the restrictions set forth in Section 8.6 thereof.

                                                      CHEMONICS INDUSTRIES, INC.


                                                      By: /s/ KURT GREY
                                                      Name: Kurt Grey
                                                      Title: Vice President